Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2014

•	Revenues: $411.4 million for the fourth quarter, $1.77 billion for the fiscal year

•	Operating Margin: 5.8% for the fourth quarter, 5.3% for the fiscal year

•	Diluted EPS: $0.39 for the fourth quarter, $1.27 for the fiscal year

•	Book-to-Bill Ratio: 0.9 for the fourth quarter, 0.9 for the fiscal year

•	Cash Flow from Operations: $127 million for the fiscal year (2.7 times Net Income)

FAIRFAX, Va., February 18, 2015 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter of fiscal year 2014, which ended December 31, 2014.

"2015 should bring improved financial success and growth," said ManTech Chairman and Chief Executive Officer George J. Pedersen. "The budget outlook is much brighter, and award activity is slowly returning to normal. In anticipation of this upturn, we invested heavily in 2014–in business development and research and development to drive new awards, in acquisitions to expand our presence in growing markets such as federal healthcare and homeland security, and in internal systems to generate efficiencies. We also recently enhanced our leadership team by bringing on Steve Comber and Andy Twomey to run our healthcare and Army businesses. With compelling technical solutions, strong management, dedicated and talented employees, and $4.6 billion in proposals awaiting adjudication, ManTech is well positioned to take advantage of the improving market in 2015."

Summary Operating Results

Revenues for the quarter were $411.4 million, compared to $491.5 million in the fourth quarter of 2013. Revenues for the year were $1.77 billion, compared to $2.31 billion in fiscal year 2013. The lower revenues are primarily the result of reduced requirements for support to the U.S. Army in Afghanistan. Support for Overseas Contingency Operations (OCO) contributed roughly $31 million in revenues in the quarter, down from $102 million in the fourth quarter of 2013. For the year, OCO revenues were $198 million, down from $621 million in fiscal year 2013.

Operating income was $24.0 million for the quarter and $94.8 million for the fiscal year. With a quarterly operating margin of 5.8%, profitability remained significantly above levels earlier in the year; operating margin for the year was 5.3%. Net income was $14.5 million for the quarter and $47.3 million for the full year, resulting in diluted earnings per share of $0.39 for the quarter and $1.27 for the full year. All quarterly and fiscal year profit figures were significantly higher than the comparable figures for 2013, which included a goodwill impairment charge stemming from the withdrawal of forces from Afghanistan, as well as slowed services spending across the company's defense customers.

Cash Management and Capital Deployment

The company used $23 million of cash to fund operations in the quarter. For the year, cash flow from operations totaled $127 million or 2.7 times net income. Days sales outstanding (DSO) were 83 days, an improvement of 1 day compared to the fourth quarter of 2013.

During the quarter, the company paid $7.8 million, or $0.21 per share, to its common stockholders of record as of December 5, 2014. As of December 31, 2014, the company had $24 million in cash and cash equivalents and no outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on March 20, 2015, to all common stockholders of record as of March 6, 2015, as part of its regular quarterly cash dividend program. Based on the current number of outstanding shares, the anticipated total dividend for 2015 of $0.84 per share of common stock implies a payout of $31 million. The annual yield is approximately 2.4% based on the closing price on February 17, 2015. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Contract awards (bookings) totaled $361 million in the quarter, representing a book-to-bill ratio of 0.9. For the year contract awards totaled $1.6 billion for a book-to-bill ratio of 0.9. Book-to-bill ratios for both the quarter and the fiscal year surpassed the comparable figure for 2013, reflecting an improving awards environment. Proposal activity remains high, and the company expects contract awards to increase significantly in 2015.

Forward Guidance

The company expects to achieve revenue, net income, and diluted earnings per share in 2015 as specified in the table below.

Measure	Fiscal 2015 Guidance
Revenue (million)	$1,725
Net Income (million)	$57.8
Diluted Earnings per Share	$1.54

The guidance is supported by a backlog of business at the end of the quarter of $3.3 billion, including $0.8 billion of funded backlog, as well as a strong pipeline of new opportunities and improving government funding levels.

ManTech Chief Financial Officer Kevin M. Phillips said, “I am pleased that in 2014 we were able to reverse the downward trend in operating margin by focusing on internal efficiency and executing well against an improved contract mix. Our remaining OCO exposure is much less than last year and should be about $125 million lower in 2015. As we move through 2015, we will reach the inflection point where our contract awards will generate sufficient revenue to offset OCO declines. The investments that we made last year position us well to take advantage of improving market dynamics.”

Conference Call

ManTech executive management will hold a conference call on February 18, 2015, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 877-638-9567 (domestic) or 253-237-1032 (international) and entering passcode 62984967. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the Departments of Defense, State, Homeland Security, Health and Human Services, Veterans Affairs, and Justice, including the Federal Bureau of Investigation (FBI); the space community; and other U.S. government customers. We provide support to critical national security programs for approximately 50 federal agencies through approximately 1,100 current contracts. ManTech's expertise includes cyber; software and systems development; enterprise information technology (IT); multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation; command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; healthcare analytics and IT; global logistics and supply chain management; and management consulting. We support major national missions, such as military readiness and wellness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes or delays in U.S. government spending for programs we support due to cost cutting and efficiency initiatives, changing mission priorities or other federal budget constraints generally; delays in the competitive bidding process caused by competitors' protests of contract awards received by us or other factors; uncertainty regarding the timing and nature of government action to complete the budget and appropriations process, continue federal government operations or address budgetary constraints or other factors; failure to compete effectively for new contract awards or to retain existing U.S. government contracts; failure to obtain option awards, task orders or funding under contracts; renegotiation, modification or termination of our contracts; failure to perform in conformity with contract terms or our expectations; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to successfully identify and execute future acquisitions; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or service failures (including as a result of cyber or other security threats) or employee or subcontractor misconduct; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; non-compliance with, or adverse changes in, complex U.S. government procurement laws, regulations or processes; failure to maintain strong relationships with other contractors; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 21, 2014, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share Amounts)

	(unaudited)
	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$23,781	$269,001
Receivables—net	377,156	457,898
Prepaid expenses and other	18,207	19,384
Contractual inventory	—	3,962
Total Current Assets	419,144	750,245
Goodwill	851,640	752,867
Other intangible assets—net	155,250	152,523
Property and equipment—net	25,743	30,156
Employee supplemental savings plan assets	31,741	31,765
Other assets	3,884	5,846
TOTAL ASSETS	$1,487,402	$1,723,402
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$149,506	$226,287
Accrued salaries and related expenses	57,409	56,617
Billings in excess of revenue earned	13,408	13,781
Deferred income taxes—current	3,330	—
Total Current Liabilities	223,653	296,685
Long-term debt	—	200,000
Deferred income taxes—non-current	65,103	48,093
Accrued retirement	32,804	33,565
Other long-term liabilities	11,063	11,288
TOTAL LIABILITIES	332,623	589,631
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 24,423,514 and 24,245,893 shares issued at December 31, 2014 and 2013; 24,179,401and 24,001,780 shares outstanding at December 31, 2014 and 2013	244	242
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at December 31, 2014 and 2013	132	132
Additional paid-in capital	428,895	423,787
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2014 and 2013	(9,158)	(9,158)
Retained earnings	734,873	718,892
Accumulated other comprehensive loss	(207)	(124)
TOTAL STOCKHOLDERS' EQUITY	1,154,779	1,133,771
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,487,402	$1,723,402

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME AND LOSS
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES	$411,367	$491,536	$1,773,981	$2,310,072
Cost of services	348,623	416,690	1,524,208	1,995,630
General and administrative expenses	38,772	41,257	154,957	173,772
Goodwill impairment	—	118,427	—	118,427
OPERATING INCOME (LOSS)	23,972	(84,838)	94,816	22,243
Loss on extinguishment of debt	—	—	(10,074)	—
Interest expense	(211)	(4,049)	(5,802)	(16,266)
Interest income	127	215	394	608
Other income (expense), net	(267)	32	(233)	(32)
INCOME (LOSS) FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	23,621	(88,640)	79,101	6,553
(Provision) benefit for income taxes	(9,262)	23,152	(31,525)	(11,842)
Equity in losses of unconsolidated subsidiaries	106	(110)	(282)	(860)
NET INCOME (LOSS)	$14,465	$(65,598)	$47,294	$(6,149)

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock	$0.39	$(1.77)	$1.27	$(0.17)
Class B common stock	$0.39	$(1.77)	$1.27	$(0.17)
DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock	$0.39	$(1.77)	$1.27	$(0.17)
Class B common stock	$0.39	$(1.77)	$1.27	$(0.17)

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$47,294	$(6,149)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	118,427
Depreciation and amortization	30,446	30,504
Deferred income taxes	18,668	(10,915)
Loss on extinguishment of debt	10,074	—
Stock-based compensation	4,400	5,236
Equity in losses of unconsolidated subsidiaries	282	860
Loss on retirement of property and equipment	251	—
Excess tax benefits from the exercise of stock options	(70)	(53)
Gain on sale of property and equipment	—	(402)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	102,076	91,583
Contractual inventory	3,963	30,800
Prepaid expenses and other	326	9,334
Accounts payable and accrued expenses	(87,105)	(89,935)
Accrued salaries and related expenses	(2,762)	3,677
Billings in excess of revenue earned	(750)	(1,291)
Accrued retirement	(761)	4,175
Other	593	2,428
Net cash flow from operating activities	126,925	188,279
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(124,247)	(11,382)
Investment in capitalized software for internal use	(7,399)	(2,536)
Purchases of property and equipment	(4,083)	(11,087)
Investment in unconsolidated subsidiaries	(159)	(422)
Proceeds from sale of property and equipment	—	402
Proceeds from sale of investment	—	239
Net cash flow from investing activities	(135,888)	(24,786)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of senior unsecured notes	(207,250)	—
Borrowings under revolving credit facility	160,000	—
Repayments under revolving credit facility	(160,000)	—
Dividends paid	(31,312)	(31,208)
Proceeds from exercise of stock options	3,922	1,767
Debt issuance costs	(1,687)	—
Excess tax benefits from the exercise of stock options	70	53
Net cash flow from financing activities	(236,257)	(29,388)
NET CHANGE IN CASH AND CASH EQUIVALENTS	(245,220)	134,105
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	269,001	134,896
CASH AND CASH EQUIVALENTS, END OF PERIOD	$23,781	$269,001

ManTech International Corporation
Stuart Davis, (703) 218-8269
stuart.davis@mantech.com

ManTech-F